UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PRUDENTIAL PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Angel Court

London EC2R 7AG, England

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.125% Notes due 2030	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-219863

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Prudential plc (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “SEC”), pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated April 8, 2020 (the “Prospectus Supplement”) to a prospectus dated August 10, 2017 (the “Prospectus”), relating to the securities to be registered hereunder, included in the Company’s automatic shelf Registration Statement on Form F-3 (File No. 333-219863), which became automatically effective upon filing.

Item 1.       Description of Registrant’s Securities to be Registered.

The information set forth in (i) the sections captioned “Description of the Notes” and “Material U.K. and U.S. Federal Income Tax Consequences” in the Prospectus Supplement, and (ii) the section captioned “Description of the Senior Debt Securities” in the Prospectus, is incorporated herein by reference.

Item 2.       Exhibits.

See the Exhibit Index below, which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Senior Indenture, dated as of April 14, 2020, between Prudential plc and Citibank, N.A. (incorporated by reference to Exhibit 4.1 to the Company’s Form 6-K filed with the SEC on April 14, 2020)

4.2

First Supplemental Indenture, dated as of April 14, 2020, between Prudential plc and Citibank, N.A. (incorporated by reference to Exhibit 4.2 to the Company’s Form 6-K filed with the SEC on April 14, 2020)

4.3	Form of Prudential plc 3.125% Notes Due 2030 (included as Exhibit A in Exhibit 4.2)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRUDENTIAL PUBLIC LIMITED COMPANY

Date: May 1, 2020	By:	/s/ Thomas Clarkson
Thomas Clarkson
Company Secretary